Exhibit 10.44

BIONANO GENOMICS, INC.

OMNIBUS AMENDMENT TO SERIES D WARRANTS

This OMNIBUS AMENDMENT TO SERIES D WARRANTS (this “Amendment”) is entered into effective as of August 14, 2018, by and among Bionano Genomics, Inc., a Delaware corporation (the “Company”), and each of those persons and entities identified on the signature pages hereto as Holders (each a “Holder” and collectively the “Holders”).

RECITALS

A. The Company and the Holders are parties to that certain Series D Convertible Participating Preferred Stock and Warrant Purchase Agreement dated March 4, 2016, by and among the Company and the Purchasers listed on Exhibit A-1 and Exhibit A-2 thereto (the “Purchase Agreement”), pursuant to which the Holders were issued certain Warrants to Purchase Series D Preferred Stock (the “Warrants”).

B. Section 13 of the Warrants provides that any terms of the applicable Warrant may be amended or waived with the written consent of the Company and the Requisite Holders (as defined in the Purchase Agreement);

C. The Company and each of the undersigned Holders desire to consent and agree to the amendment of each of the Warrants.

AGREEMENT

In exchange for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Amendment to Warrants.

(a) Section 2.2 of the Warrants is hereby amended and restated in its entirety as follows:

Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant pursuant to Section 2.1, the Holder may elect to receive Exercise Shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled pursuant to this Section 2.2) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of Exercise Shares to be issued to the Holder

Y =

the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being cancelled pursuant to this Section 2.2 (at the date of such calculation)

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with the closing of the sale to the public of either shares of Common Stock or units comprised of shares of Common Stock and warrants to purchase shares of Common Stock (“Units”), the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, or to the extent Units are sold in such initial public offering, the per Unit offering price of the Company’s initial public offering, in each case in the initial closing of the such offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

2.	Miscellaneous.

(a) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

(b) Each undersigned Holder hereby covenants and agrees that following the effectiveness of this Amendment an original or copy of this Amendment shall at all times be affixed to each Note.

(c) This Amendment is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Company and the holders of the Warrants.

(d) Except as set forth above, the Warrants shall remain in full force and effect in accordance with their respective terms.

IN WITNESS WHEREOF, the parties have executed this OMNIBUS AMENDMENT TO SERIES D WARRANTS effective as of the Effective Date.

COMPANY:

BIONANO GENOMICS, INC.

By:	/s/ Erik Holmlin
Name: Erik Holmlin
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this OMNIBUS AMENDMENT TO SERIES D WARRANTS effective as of the Effective Date.

HOLDER:

LC FUND VI, L.P.

By:	/s/ Jafar Wang
Name: Jafar Wang
Title:

LC PARALLEL FUND VI, L.P.

By:	/s/ Jafar Wang
Name: Jafar Wang
Title:

IN WITNESS WHEREOF, the parties have executed this OMNIBUS AMENDMENT TO SERIES D WARRANTS effective as of the Effective Date.

HOLDER:

DOMAIN PARTNERS VIII, L.P.

By:	One Palmer Square Associates VIII, L.L.C.,
its General Partner

By:	/s/ Lisa A. Kraeutler
Name: Lisa A. Kraeutler
Title: Attorney-in-fact

DP VIII ASSOCIATES, L.P.

By:	One Palmer Square Associates VIII, L.L.C.,
its General Partner

By:	/s/ Lisa A. Kraeutler
Name: Lisa A. Kraeutler
Title: Attorney-in-fact